EXHIBIT 3.21
ARTICLES OF INCORPORATION
OF
PEPONI, INC.
KNOW ALL MEN BY THESE PRESENTS:
We, the undersigned, hereby gather ourselves together for the purpose of forming a corporation under the laws of the State of Arizona, and for such purpose hereby adopt Articles of Incorporation as follows:
ARTICLE I.
NAME. The name of the corporation shall be:
PEPONI, INC.
ARTICLE II.
PURPOSE. The corporation is organized for the purpose of transacting any and lawful business for which the corporation may be incorporated under the laws of the State of Arizona.
ARTICLE III.
BUSINESS. The corporation initially intends to conduct the following described business in the State of Arizona: engage in the business of marketing and related services; however, the initial intention shall in no manner whatsoever limit the character of the business which the corporation may ultimately conduct.
ARTICLE IV
AUTHORIZED CAPITAL. The authorized capital stock of the corporation shall be One Million (1,000,000) shares, denominated as Common Stock at $1.00 par value per share, which stock shall be issued and paid for as directed by the Board of Directors. Any portion of the capital stock of the corporation may be issued in payment for real or personal property, labor, services or any other right or things of value for the use and purpose of the corporation, and all such capital stock, when so issued, shall become and be fully paid for in cash, and in the absence of fraud, the directors shall be the sole judges of the value of any property, labor, services or rights or things acquired in exchange for capital stock of the corporation. The shares of the capital stock of the corporation shall be non-assessable.
ARTICLE V.
STATUTORY AGENT. The name and address of the initial Statutory Agent of the corporation is DONALD MAXWELL, 6909 Main Street, P.O. Box 876, Scottsdale, Arizona 85252.
ARTICLE VI.

KNOWN PLACE OF BUSINESS. The known place of business of the corporation shall be 2145 N. Kiowa Blvd., Suite 4, Lake Havasu City, AZ 86403; but other offices and places for conducting business, both within and without the State of Arizona, may be established, and the corporation may hold its meetings at such places, both within and wifhout the State of Arizona, as the Board of Directors may designate.
ARTICLE VII.
BOARD OF DIRECTORS. The business and affairs of the corporation shall be managed by the Board of Directors. The number of persons which shall constitute the whole Board of Directors shall be fixed, from time to time, in accordance with the Bylaws. The following named persons shall constitute the initial Board of Directors and shall serve as directors until the first annual meeting of the members or until their successors be elected/appointed and qualify or until death or resignation if sooner occurring:
D. GORDON DREISBACH
2145 N. Kiowa Blvd., Ste 4
Lake Havasu City, Arizona 86403
LINDA J. DREISBACH
2145 N. Kiowa Blvd., Ste 4
Lake Havasu City, Arizona 86403
G. SCOTT DREISBACH
2145 N. Kiowa Blvd., Ste 4
Lake Havasu City, AZ 86403
ARTICLE VIII.
INCORPORATORS. The incorporators are:
D. GORDON DREISBACH
2145 N. Kiowa Blvd., Ste 4
Lake Havasu City, Arizona 86403
LINDA J. DREISBACH
2145 N. Kiowa Blvd., Ste 4
Lake Havasu City, Arizona 86403
G. SCOTT DREISBACH
2145 N. Kiowa Blvd., Ste 4
Lake Havasu City, AZ 86403
ARTICLE IX.
INDEMNIFICATION. The corporation shall indemnify any person who incurs expenses by reason of the fact that he is or was an officer, director, employee or agent of the corporation. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.
ARTICLE X.
FISCAL YEAR. The fiscal year of the corporation shall commence on June 1 to May 31 of each year.

IN WITNESS WHEREOF, we, the undersigned, hereunto set our hands this 2nd day of May, 1997.
/s/ D. Gordon Dreisbach
D. GORDON DREISBACH
/s/ Linda J. Dreisbach
LINDA J. DREISBACH
/s/ G. Scott Dreisbach
G. SCOTT DREISBACH

STATE OF ARIZONA )
ss
County of Maricopa)
ON THIS, the 2nd day of May, 1997, before me, the undersigned officer, personally appeared D. GORDON DREISBACH, known to me to be the person whose name is subscribed to the within Articles of Incorporation and acknowledged that he executed the same for the purposes therein contained.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
/s/Roxanne Hawbaker
ROXANNE HAWBAKER, Notary Public
My Commission Expires:
OFFICIAL SEAL
NOTARY PUBLIC — ARIZONA

STATE OF ARIZONA)
ss
County of Maricopa)
ON THIS, the 2nd day of May, 1997, before me, the undersigned officer, personally appeared LINDA J. DRESIBACH, known to me to be the person whose name is subscribed to the within Articles of Incorporation and acknowledged that she executed the same for the purposes therein contained.
IN WITNESS WHEREOF, I hereunto to set and official seal.
/s/Roxanne Hawbaker
ROXANNE HAWBAKER, Notary Public
My Commission Expires:
OFFICIAL SEAL
NOTARY PUBLIC — ARIZONA

STATE OF ARIZONA )
ss
County of Maricopa)
ON THIS, the 2nd day of 1997, before me, the undersigned officer, personally appeared C. SCOTT DREISBACH, known to me to be the person whose name is subscribed to the within Articles of Incorporation and acknowledged that he executed the same for the purposes therein contained.
IN WITNESS WHEREOF, I hereunto set my hand official seal.
/s/Roxanne Hawbaker
ROXANNE HAWBAKER, Notary Public
My Commission Expires:
OFFICIAL SEAL
NOTARY PUBLIC — ARIZONA
LAW OFFICES OF DONALD MAXWELL, P.C.
6909 Main Street
Scottsdale, Arizona 85251
ACCEPTANCE OF APPOINTMENT
BY STATUTORY AGENT
The undersigned acknowledges and accepts the appointment as statutory agent of PEPONI, INC. effective the 2nd day of May, 1997.
LAW OFFICES OF DONALD MAXWELL, P.C.

By: /s/ Donald Maxwell
Donald Maxwell
6909 Main Street
Scottsdale, Arizona 85251
CERTIFICATE OF DISCLOSURE [unreadable]
A.C.C. Corporations Div.
Received

Jan 31 2001
Documents are subject to review before filing
February 1, 2001
Arizona Corporation Commission
1300 W. Washington Street
Room 101
Phoenix, AZ 85007
Attention: Records Section
This is to inform you that Corporation Service Company, statutory agent for:
File Number t8080240
Corp Name PAYSON HOSPITAL CORPORATION
is moving from:      3636 North Central Avenue
Phoenix, Arizona 85012
The new address is: 818 East Osborn Road Phoenix, Arizona 85014
If the address for the corporation is “in care” of the statutory agent, please change the address to reflect the new address of the statutory agent.
The statutory agent has given the above corporation written notice of-this change
CORPORATION SERVICE COMPANY
/s/ John H. Pelletier
John H. Pelletier
Assistant Vice President
CORPORATION
STATEMENT OF CHANGE OF
KNOWN PLACE OF BUSINESS OR STATUTORY AGENT ADDRESS
1. The exact name of the corporation on file with the Arizona Corporation Commission (ACC) is: PAYSON HOSPITAL CORPORATION
2. The ACC File Number is 08080240
3. The known place of business currently on file with the ACC is:

4. The address of the current statutory agent on file with the ACC is:
818 E OSBORN RD
PHOENIX, AZ 850145.
5. The name of the current statutory agent is:
CORPORATION SERVICE COMPANY
6. The new address of the statutory agent in Arizona is:
2338 W. ROYAL PALM ROAD SUITE
PHOENIX, AZ 85021
7. The statutory agent has given the Corporation written notice of this change.
8. If the corporation indicates its known place of business is to be our (the statutory agent) address, please update accordingly.
Dated: August 27, 2003
CORPORATION SERVICE COMPANY
/s/ John H. Pelletier
John H. Pelletier, Asst. VP
Received
August 25, 2003
Arizona Corporation Commission
Corporations Division
STATEMENT OF CHANGE OF KNOWN
PLACE OF BUSINESS AND OF
STATUTORY AGENT
OF
PAYSON HOSPITAL CORPORATION
(an Arizona corporation)
Received
June 28, 2005
Arizona Corporation Commission
Corporations Division
To the Arizona Corporation Commission
State of Arizona
Pursuant to the provisions of the General Corporation Law of the State of Arizona, the corporation hereinafter named delivers the following statement:

1. The name of the corporation is PAYSON HOSPITAL CORPORATION:
2. The ACC file number is: -0808024-0:
3. The present address of the known place of business of the corporation in the State of Arizona is 155 FRANKLIN RD #400, BRENTWOOD, TN 37027.
4. The present address of the known place of business of the corporation in the State of Arizona is as do National Registered Agents, Inc, 1850 N. Central Avenue, Suite 1160, Phoenix, AZ 85004.
5. The name and the address of the present statutory agent of the corporation in the State of Arizona are as follows: National Registered Agents, Inc., 1850 N. Central Avenue, Suite 1160, Phoenix, AZ 85004, County of Maricopa
6. The registered agent of the corporation hereby changes the aforesaid statutory address as follows: The name and new address of the corporation’s statutory agent in the State of Arizona are:

Name	Address
National Registered Agents, Inc:	638 North Fifth Avenue
Phoenix, AZ 85003
County of Maricopa
8. The corporation has been given written notice of the change.
Dated: June 28, 2005
National Registered Agents, Inc:
By:  /s/
Dennis E: Howarth, President